                                 EXHIBIT -10.6
                                 -------------

                              E-LEARNING SERVICES
                               AGREEMENT BETWEEN
                                EDUPRISE, INC.
                                      AND
                         COMPASS KNOWLEDGE GROUP, INC.

          THIS E-LEARNING SERVICES AGREEMENT ("Agreement") is made and entered into by and between Eduprise, Inc. ("Eduprise") and Compass Knowledge Group, Inc. ("Client" or sometimes "Compass Knowledge") effective January 1, 2001 (the "Effective Date").

          #####

          In consideration of the payments agreed to be made and the covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

          By virtue of entering into this Agreement, the Existing Agreement is hereby terminated effective immediately and all rights, duties and obligations set forth therein are null and void.

1.        DEFINITIONS

          The following definitions shall apply to this Agreement.

          1.1. "Intellectual Property" shall mean and include: (i) all trademarks, business identifiers, trade dress, service marks, trade names and brand names, all registrations thereof and applications therefor and all rights and goodwill associated with the foregoing; (ii) all content, curriculum, copyrights, copyright registrations and copyright applications, and all other rights associated with the foregoing and the underlying works of authorship; (iii) all patents and patent applications, and all international proprietary rights associated therewith; (iv) all contracts or agreements granting any right, title, license or privilege under the intellectual property rights of any third party; (v) all inventions, mask works and mask work registrations, know-how, discoveries, improvements, designs, trade secrets, shop and royalty rights, employee covenants and agreements respecting intellectual property and non-competition and all other types of intellectual property; and (vi) all claims for infringement or breach of any of the foregoing.

          1.2. "Services" shall mean the tasks and services which Eduprise has agreed to perform hereunder, as more particularly described in the "Scope of Services" attached as Exhibit "A" hereto and made a
                                                   ----------
               part hereof.

          1.3. "Tools" shall mean certain software licensed to Client from Eduprise or a third party pursuant to a license agreement attached as Exhibit "C" hereto.
                           ----------

          1.4. "Web Enabled Materials" shall mean and refer to courses and other materials which have been developed using the Tools and which are hosted by Eduprise in accordance with the terms of this Agreement.

2.        SERVICES AND FEES

          2.1. Services. Eduprise shall perform the Services according to a
               --------
               schedule agreed to by the parties. Eduprise shall not be responsible for the delivery of Services not scheduled by Client with 60 days notice during the period in which they are to be completed pursuant to this Agreement.

          2.2. Fees.  The fees for the Services to be provided by Eduprise and
               ----
               expenses subject to reimbursement by Client are set forth in Exhibit "B." Fees are due ##### and ##### thereafter. Eduprise
               ----------
               shall submit quarterly invoices to Client for the fees and expenses.


##### The following material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the commission.

3.        REPRESENTATIONS AND WARRANTIES

          3.1. Eduprise Warranties. Eduprise warrants to Client that (i) the
               -------------------
               professional staff it assigns to perform Services under this Agreement shall be competent to perform the Services rendered by them and (ii) the Services shall be performed in a good and workmanlike manner.

          3.2. Authority. Each party hereby represents and warrants to the
               ---------
               other that it has the requisite authority to enter into and be bound by this Agreement, that entry into this Agreement has been duly authorized and executed by all necessary action, and that entry into this Agreement does not violate any laws, rules or regulations which govern it or any agreements by which it is bound.

          3.3. DISCLAIMER OF WARRANTIES AS TO SERVICES. EXCEPT AS SET FORTH
               ---------------------------------------
               ABOVE, THE SERVICES ARE PROVIDED HEREUNDER ON AN "AS IS," "AS AVAILABLE" BASIS. EDUPRISE SPECIFICALLY DISCLAIMS ANY OTHER WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

4.        OWNERSHIP OF WEB BASED MATERIALS; INDEMNITY

          4.1. Web Enabled and Intellectual Property and Materials. The
               ---------------------------------------------------
               content of any Web Enabled and any Intellectual Property Materials developed by or supplied by Client shall belong to Client and Eduprise shall have no rights to such materials. Upon the expiration or earlier termination of the Agreement, Eduprise shall destroy all of the content of any Web Enabled Materials. If requested by Client, and at Client's expense, Eduprise will transfer the content into a machine-readable format and deliver it together with any Intellectual Property to Client.

          4.2. Client Indemnity. Client shall indemnify, defend and hold
               ----------------
               harmless Eduprise from any and all damages, losses, claims, and suits, including copyright, trademark or other intellectual property infringement claims, or other actions or causes which are brought, threatened or maintained against Eduprise as a result of Eduprise' publishing or posting on the Internet Web Enabled Materials or any other materials provided by Client. In the event any such claim is made or suit brought against Eduprise because of material submitted by Client to Eduprise, Eduprise reserves the right to immediately, and without requirement for consent or permission from Client, remove any material which is the subject of such claim or suit from the materials which are published or posted on the Internet pursuant to this Agreement.

5.        LIMITATION OF LIABILITY

          5.1. LIMITATION OF LIABILITY. EDUPRISE SHALL NOT BE LIABLE, WHETHER
               -----------------------
               CONTRACTUALLY OR IN TORT, FOR ANY CONSEQUENTIAL, SPECIAL, INCIDENTAL, INDIRECT OR PUNITIVE DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR EDUPRISE'S PERFORMANCE OR FAILURE TO PERFORM HEREUNDER, INCLUDING, WITHOUT LIMITATION, LOST PROFITS OR REVENUES, LOSS OF GOODWILL, AND LOST DATA. IN NO EVENT SHALL EDUPRISE'S LIABILITY FOR DIRECT DAMAGES EXCEED AN AMOUNT EQUAL TO THE FEES ACTUALLY RECEIVED BY EDUPRISE FROM CLIENT DURING THE TERM OF THIS AGREEMENT PRECEDING THE EVENT TRIGGERING EDUPRISE'S LIABILITY FOR DIRECT DAMAGES. EDUPRISE SHALL NOT BE RESPONSIBLE FOR SCHEDULE DELAYS, INACCURACIES OR OTHER CONSEQUENCES RESULTING FROM INCORRECT CLIENT DATA, LATENESS IN DELIVERY OF CLIENT'S DATA OR THE FAILURE OF EQUIPMENT OR PERSONNEL UNDER CLIENT'S CONTROL.

          5.2. Damage to Web Enabled Materials. In the event of loss, damage,
               -------------------------------
               destruction or inoperability of any Web Enabled Materials on Eduprise's servers due exclusively to the negligence of Eduprise, Eduprise's sole obligation and liability resulting therefrom shall be limited to either the replacement, repair, reconstruction, redevelopment, or regeneration, at Eduprise's option, of the lost, damaged, destroyed or inoperable course material from the backup materials maintained by Eduprise.

6.        TERM AND TERMINATION

          6.1. Commencement.  The term of this Agreement shall commence on the
               ------------
               Effective Date of this Agreement and shall terminate at midnight on ##### (the "Term"). Upon 60 days written notice, Client may terminate this Agreement at anytime up to the #####.

          6.2. Termination for Breach. This Agreement may be terminated by a
               ----------------------
               party (the "Terminating Party") prior to the expiration of the then current term upon the occurrence of an "Event of Default" with respect to the other party (the "Terminated Party").

               An "Event of Default" shall include one or more of the following:
               (i) failure by a party to timely perform any material obligation under this Agreement after requisite notice and opportunity to cure as elsewhere provided for herein, including, but not limited to the timely payment of fees due hereunder; or (ii) Eduprise or Client (a) files a petition in bankruptcy or for the approval of a plan of reorganization under bankruptcy laws or similar laws, or any involuntary petition in bankruptcy or plan of reorganization is filed against Eduprise or Client and is not dismissed within 60 days; (b) is unable to pay its debts as they become due; (c) makes an assignment for the benefit of creditors;
               (d) files a petition or applies for the appointment of a custodian, receiver or any trustee for all or a substantial part of its assets; (e) consents, approves of, or acquiescences in the appointment of a receiver, custodian or trustee for all or a substantial part of its assets; (f) is adjudicated a bankrupt;
               (g) becomes insolvent; or (h) ceases doing business as a going concern (all such events being defined as a "Bankruptcy Event").

          6.3. Effect of Termination. Upon the occurrence of an Event of
               ---------------------
               Default, the Terminating Party may give written notice of termination to the Terminated Party identifying in reasonable detail the nature of the Event of Default. The Terminated Party shall have 30 days from receipt of such written notice to correct in all material respects the Event of Default; provided, however, if the Event of Default consists of failure to pay outstanding sums required under this Agreement, then the defaulting party shall have only 15 days from the date of receipt of the written notice to cure such Event of Default. Notwithstanding the foregoing, if the Terminated Party exercises its best efforts to timely commence cure following receipt of written notice of any non-monetary default, but is unable to complete such cure within the appropriate cure period for reasons not solely within its control, then the Terminating Party shall extend the time to cure for a period of time which is reasonable under the circumstances, not to exceed sixty (60) days. If the Terminated Party timely cures the Event of Default, then the notice of termination shall be ineffective. If the Terminated Party does not timely cure the Event of Default, then this Agreement shall be terminated upon the expiration of the appropriate cure period (the "Termination Date"). If the Event of Default is a Bankruptcy Event, no notice of termination shall be required and the Termination Date shall occur on the date of the Bankruptcy Event.

          6.4. Payments.  With respect to any termination of this Agreement
               --------
               other than as a result of the occurrence of an Event of Default with respect to Eduprise, Client shall pay Eduprise in full for all services rendered up to and including the Termination Date, any deferred costs as provided for in Exhibit "B," and any accrued interest on past due payments, all of which shall be due and payable in accordance with the payment terms of this Agreement, but in any event shall be paid in full within ten (10) days following the Termination Date. In the event of termination of this Agreement, (a) Client shall pay Eduprise in accordance with Exhibit "B" for any and all satisfactory authorized work under this Agreement rendered up to and including the Termination Date, and (b) Eduprise shall have no obligation to refund any monies paid to Eduprise by Client prior to the termination of the Agreement.

7.        MISCELLANEOUS

          7.1. Force Majeure. If either Eduprise or Client is prevented from
               -------------
               performing any task hereunder, in whole or in part, as a result of an Act of God, war, civil disturbance, labor disputes outside of Eduprise's control, or other cause beyond its reasonable control, such failure to perform shall not be grounds for termination of this Agreement; provided, however, that such force majeure condition shall not excuse a party's obligation to perform those tasks (such as tasks relating to disaster recovery) that are not prevented by the force majeure condition.

          7.2. Notice. Any notice required or permitted to be given to either
               ------
               party under this Agreement shall be effective upon deposit in the United States mail, postage prepaid, addressed as follows:

##### The following material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the commission.

               Notice to Client:             Compass Knowledge
                                             Dan Devine
                                             President
                                             407-573-2000
                                             ddevine@compassknowledge.com
                                             2710 Rew Circle, Suite 100
                                             Ocoee, FL 34761


               Billing Address for Client:   Tony Ruben
                                             Chief Financial Officer
                                             407-573-2000  ext. 366
                                             2710 Rew Circle, Suite 100
                                             Ocoee, FL 34761

               Accounts Payable:             Leah Yeager
                                             Comptroller
                                             407-573-2000 ext. 309
                                             407-656-758 FAX
                                             2710 Rew Circle, Suite 100
                                             Ocoee, FL 34761

               Notice to Eduprise:           Chief Financial Officer
                                             Eduprise, Inc.
                                             2000 Perimeter Park Drive, Suite
                                             160
                                             Morrisville, NC 27560

          7.3. Miscellaneous. This Agreement, together with Exhibits "A", "B"
               -------------
               and, in the event that Exhibit "C" is a license from Eduprise to Client, Exhibit "C" (together the "Eduprise Agreement"), and any written amendments executed by both parties, embodies the entire agreement and understanding between the parties and supersedes all prior understandings and agreements, whether written or oral, between the parties relating to the subject matter hereof. The Eduprise Agreement may not be amended or modified except in writing signed by an authorized signatory of both parties. Any waiver by Eduprise or Client of any provision of the Eduprise Agreement shall not imply a subsequent waiver of that or any other provision. And further, any waiver must be signed in writing by the party against whom such waiver is to be construed. The Eduprise Agreement and all future amendments shall inure to the benefit of, and shall be binding, on both parties and their heirs, successors and assigns. Client agrees that Eduprise may pledge or assign the net sums of money due and to become due to it hereunder to any bank, lending agency or institution as collateral security. The Eduprsie Agreement may not be assigned by either party without the prior written consent of the other party. A merger or consolidation of Eduprise or Client with or into another entity or a change of control of either party shall not constitute an assignment for purposes of this provision.

          7.4. Taxes. This Agreement does not include charges for any taxes,
               -----
               which now or in the future may be deemed by a taxing authority to be applicable to the services to be provided by Eduprise. In the event a taxing authority determines now or in the future that such services are subject to taxation of any sort other than state or Federal income tax, Eduprise shall invoice such taxes to Client and Client shall pay same simultaneously with the payment to which such taxes relate.

          7.5. Independent Contractor. It is understood and agreed that Eduprise
               ----------------------
               is acting as an independent contractor in performance of its obligations hereunder. Nothing herein contained shall be construed as creating the relationship of principal and agent, or employer and employee, or partnership or joint venture between Eduprise and Client, or between any employee of Eduprise and Client. Both parties acknowledge that Eduprise is not an employee for state or federal tax purposes. Eduprise shall retain the right to perform services for others during the term of this Agreement

          7.6. Non-Solicitation By Client. Beginning on the Effective Date and
               --------------------------
               continuing for a period of one (1) year after the expiration or termination of this Agreement, Client shall not seek to enter, or enter into any contract, whether oral or written, with, or solicit, employ, retain, or seek to solicit, employ or retain (i) any employee or former employee of Eduprise who performed work under this Agreement (a "Eduprise Employee") or (ii) any person, firm, corporation or enterprise by which the Eduprise Employee is employed or with which such Eduprise Employee is affiliated (including, but not limited to, as a consultant, shareholder, member, partner, officer or director) ("Eduprise Employee's New Firm"), whereby the Eduprise Employee or Eduprise Employee's New Firm would provide to Client all or part of the services provided by Eduprise to Client under this Agreement or services competitive with the Services provided under this Agreement.

        7.7.   Intellectual Property and Competition
               -------------------------------------

               (a) Eduprise recognizes that the Intellectual Property provided by Client herein is the proprietary and confidential property of Client. Accordingly, Eduprise shall not, without the prior express written consent of Client, during the term of this Agreement and at any time thereafter, disclose or reveal to any third party or utilize for its own benefit other than pursuant to this Agreement, any of the Intellectual Property or supporting information, documentation or other materials provided by Client. Eduprise further agrees to take all reasonable precautions to preserve the confidentiality of the Client's Intellectual Property and shall assume responsibility that its employees, sublicenses, and assignees will similarly preserve this information against unauthorized disclosure or dissemination to third parties.

               (b) Eduprise recognizes and acknowledges the sensitive relationship between Client and its university, college and corporate partners (hereinafter the "Partners"). Accordingly, Eduprise shall not, without the prior express written consent of Client, during the term of this Agreement and for a period of two
               (2) years thereafter provide to such Partners any products and/or services being provided to such Partners by Client now or during the term of this Agreement.

               (c) Eduprise agrees that the provisions and restrictions contained in this Section 7.7. are necessary to protect the legitimate continuing interests of Client and that any violation or breach of these provisions will result in irreparable injury to Client for which a remedy at law would be inadequate. Therefore, in addition to any relief at law which may be available to Client for such violation or breach and regardless of any other provision contained in this Agreement, Client shall be entitled to injunctive and other equitable relief as a court may grant after considering the intent of this Section.

               (c) The provisions of this clause shall survive termination of this Agreement.


        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in manner and form sufficient to bind them on the date adjacent to their respective signatures below.

COMPASS KNOWLEDGE GROUP, INC.                      EDUPRISE, INC.

_____________________________                      ____________________________
Signature                                          J. Michael Locke

_____________________________                      ____________________________
Title                                              Title

_____________________________                      ____________________________
Date                                               Date


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                              E-LEARNING SERVICES
                               AGREEMENT BETWEEN
                                EDUPRISE, INC.
                                      AND
                               COMPASS KNOWLEDGE

                                   Exhibit A

                               Scope of Services

SOLUTION MANAGEMENT SERVICES
----------------------------

I.   Eduprise General Deliverables

     Eduprise Responsibilities

     1. Assign a Solutions Manager to serve as primary point of contact for coordination and communication of all contract deliverables.

     2. Incorporate Compass Knowledge tasks into Eduprise's Start Up Project plan.

     3. Coordinate contract start up activities in compliance with our methodology.

     4.   Coordinate all Eduprise and Compass Knowledge contract activity.

     5. Contact the Client's Contract Administrator on a mutually agreeable schedule to discuss progress against plans, issues, and concerns.

     6. Respond to Client's issues in a reasonable timeframe, but no more than 24 hours from time of notification by the Contract Administrator.

     7.   Ensure Client satisfaction and technical performance levels.

     8.   Implement Eduprise methodologies and procedures.

     9.   Provide monthly status reports on client activities.

     10. Allocate Eduprise resources in coordination with the client's resources to ensure that measurable, contracted outcomes are delivered on schedule.

     Compass Knowledge Responsibilities

     1. Appoint an overall project administrator, the Contract Administrator or his/her designee, with authority to make staff and financial resource allocation decisions for the client.

     2. Provide any planning, scheduling, liaison, and project management services that are required.

     3. Appoint a Technical Coordinator who will serve as primary contact for and Compass Knowledge faculty, responsible for the student and faculty registration process into courses and for coordinating requests for new/recycle/copy of courses each semester/term.

     4.   Prioritize the use of Eduprise services.

     5. Communicate any applicable hardware and software standards and procedures to participating students, faculty, and staff.

     6.   Inform key stakeholders about contract progress and activities.

     7.   Approve specific project plans.

     8. Provide timely notification to the Eduprise Solutions Manager of upcoming events that will impact Eduprise operations.

     Timeframe

     It is hereby acknowledged that the Solution Management activities have begun including the initial start-up meeting with key participants.

INFRASTRUCTURE SUPPORT SERVICES
-------------------------------

I.   24x7 Student and Instructor Technical Help Desk

     Eduprise Responsibilities
     1. Provide US toll-free telephone access and email access to Eduprise technical support for developers, instructors, and students.
     2.  Answer calls 24 hours a day.
     3. Provide skilled technical staff members during the peak hours of 7AM and Midnight (Eastern Time), Monday through Friday, and between 10AM and 7PM on weekends.
     4. During off-peak hours, provide on-call, skilled technical personnel to address emergency issues. (Emergency issues include server not available and any event that would prevent client from meeting a critical deadline, such as end of term.)
     5. During peak hours, technical analysis is usually immediate, but may require a call back within 30 minutes or at the convenience of the client.
     6. If the problem is not resolved immediately, provide a status report within 24 hours.

     Compass Knowledge Responsibilities
     1. Provide a technical coordinator to interface with system administrator functions, and resolve client technical issues.
     2. Communicate Eduprise announcements and procedures to participating faculty, staff, and students.
     3. Provide timely notification (typically 3-5 days) of upcoming events that will impact help desk operations.

II.  24x7 high-bandwidth, redundant global network
     Eduprise provides TCP/IP network infrastructure and hosting services in partnership with PSInet to ensure reliable, redundant worldwide, high-bandwidth access to course resources for students and instructors. Network management on a 24x7 basis ensures a high degree of reliability and quality in the core infrastructure of the e-learning software system.

III. 24x7 Client-Branded WebCT 3.1 Server

     Eduprise Responsibilities
     1. WebCT 3.1 Access: Eduprise will provide technology and infrastructure services to support access to the current version of WebCT 3.1 software.
     2. Global TCP/IP Network Infrastructure Hosting Services: Eduprise provides these services in partnership with PSInet to ensure worldwide, high-bandwidth access to course resources for the client institution's students and instructors.
     3. Systems Administration: The services of a team of Eduprise systems administrators, shared across multiple client institutions, who will set up and manage the operating system and various e-Learning system databases required for use of the WebCT 3.1 software.
     4. 24x7x52 Server Operation: Provide server operation and TCP/IP network management that ensures a high degree of reliability and quality in the core infrastructure of the Eduprise Learning Network.
     5. Server Capacity: Provide server capacity for an unlimited number of courses, up to 5,000 students, and a maximum of 30 minutes of audio and 10 minutes of video per course.
     6. Server Maintenance: Maintain server functionality during regularly scheduled, agreed-upon 2-hours/week maintenance periods.

     Compass Knowledge Responsibilities
     1. Provide a technical coordinator to manage student enrollments, interface with system administrator functions, and resolve client technology and policy issues.
     2.  Purchase WebCT 3.1 software license from vendor or Eduprise.
     3.  Manage student enrollments in the selected e-Learning software.

     4. Provide timely notification (typically 3-5 days) of upcoming events that will require system administration action.
     5.  Agree to schedule for 2 hours/week server maintenance

         Timeframe
         ASP services will begin on or before the launch date of the programs.

INSTRUCTIONAL DEVELOPMENT SERVICES
----------------------------------

               I.   Instructional Design Help Desk for Trained Instructors

     The Eduprise Instructional Design Help Desk is a call-in and email help service that provides customized pedagogical and instructional design assistance to build online or web-enhanced courses.

     Eduprise Responsibilities
     1. Instructional Design Help Desk hours is 8AM to 6PM (eastern Time), M-F, except for Eduprise holidays.
     2. Provide online pedagogical / instructional consultation for WebCT 3.1 software trained instructors online and/or telephone consultation on instructional design.

     Compass Knowledge Responsibilities
     1. Prerequisite for usage of Instructional Design Help Desk is completion of Eduprise's WebCT 3.1 Training for Instructors.

         Timeframe
         Ongoing throughout the contract after training has been completed.

               II.  Client Resource Center and Client Conference

     The private, online faculty resource center is available to all clients as a means to share resources and experiences while also drawing on the shared, collective expertise of the Eduprise faculty and staff. One registration is gratis at the annual conference organized by Eduprise on behalf of the clients.

     Timeframe
     Ongoing throughout the contract.

               III. WebCT 3.1 Software Training for Instructors

     Eduprise Responsibilities
     1.  Provide training for 15 instructors or staff per year.
     2.  Provide 1 training engagement per year.
     3.  Design and compile Pre-Training Skills Assessment.
     4.  Development of training engagement plan.
     5.  Provide a list of prerequisites for training.
     6. Provide training on WebCT 3.1 tools and web pedagogy. Training may be conducted onsite, online, or a combination of methods as indicated by the training plan.
     7. Communicate facilities, hardware, and software requirements needed for training.
     8.  Provide training materials.
     9.  Provide session agendas.
     10. Provide training descriptions for promotion.
     11. Provide evaluation summaries.
     12. Provide a post-training report.
     13. Provide follow up/help during the training process and transition to local help if applicable.


     Compass Knowledge Responsibilities
1. Client Instructors must be available for training opportunities and consultation sessions.
2.   Promote and clearly communicate training objectives and agenda to audience.
3. Coordinate local course administrative procedures, e.g. required databases (if applicable).
4.   Facilitate pre-training assessment and engagement planning process.
5. Schedule training location and provide hardware/software per Eduprise specifications.
6.   Provide participant names and access to course URLs (if applicable).
7.   Comply with project timeline.
8. Approve training plans, curriculum design and agendas after submission in accordance with the project time line.
9. Facilitate training participants completion of post-training evaluations and return evaluations to Eduprise.
10.  Provide feedback for training plan and design.
11.  Download standard technical documentation from tools website when required.
12.  Facilitate follow up/help at local level.
13.  Provide travel information.
14. Notify Solutions Manager 14 days prior to cancellation of an onsite service. Training will be rescheduled based upon the availability of resources.

     Timeframe
     Training typically takes place over a four to ten week period, depending on instructor schedules and the institution's requirements.

               IV.  E-Learning Pedagogy for Instructors

     Eduprise Responsibilities
     1.  Provide training for 15 instructors per year.
     2.  Provide 1 training engagement per year.
     3.  Design and compile Pre-Training Skills Assessment.

     4.  Development of training engagement plan.
     5.  Provide a list of prerequisites for training.
     6. Provide training on e-Learning tools and web pedagogy. Training may be conducted onsite, online, or a combination of methods as indicated by the training plan.
     7. Communicate facilities, hardware, and software requirements needed for training.
     8.  Provide training materials.
     9.  Provide session agendas.
     10. Provide training descriptions for promotion.
     11. Provide evaluation summaries.
     12. Provide a post-training report.
     13. Provide follow up/help during the training process and transition to local help if applicable.

     Compass Knowledge Responsibilities
               1. Client Instructors must be available for training opportunities and consultation sessions.
               2. Promote and clearly communicate training objectives and agenda to audience.
               3. Coordinate local course administrative procedures, e.g. required databases (if applicable).
               4. Facilitate pre-training assessment and engagement planning process.
               5. Schedule training location and provide hardware/software per Eduprise specifications.
               6. Provide participant names and access to course URLs (if applicable).
               7.   Comply with project timeline.
               8. Approve training plans, curriculum design and agendas after submission in accordance with the project time line.
               9. Facilitate training participants completion of post-training evaluations and return evaluations to Eduprise.
               10.  Provide feedback for training plan and design.
               11. Download standard technical documentation from tools website when required.
               12.  Facilitate follow up/help at local level.
               13.  Provide travel information.
               14. Notify Solutions Manager 14 days prior to cancellation of an onsite service. Training will be rescheduled based upon the availability of resources.

     Timeframe
     The typical program consists of small group and individual interaction that may take place over a four to ten-week period on a client site, over the telephone, or online.

               V.   Course Development Services

     Eduprise Responsibilities
     1. Based on the current projected schedule as set forth in Exhibit B, it is anticipated that Eduprise will develop or convert ##### courses during year one with the understanding that this development work is based upon the development and conversion of Compass Knowledge's standard program format. Additional courses may be developed or converted during the Term of this Agreement at a rate of ##### per course subject to the conditions and stipulations set forth in Exhibit B.

     2.  Develop courses following Eduprise course development methodology.
     3.  Provide a content assessment and production project plan.
     4. Develop common course design template in conjunction with Compass Knowledge staff for all courses to be developed/converted.
     5. Convert materials received in digital format e.g., word, excel, PowerPoint, PFD, or HTML to WebCT 3.1 software toolset using an Eduprise's course development methodology.
     6. Provide high quality, instructional design and course development for Compass Knowledge.
     7. Provide for optional uploading of streaming media sessions to media server.

     ##### The following material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the commission.

     8. Provide workshop to train instructors for course maintenance of developed courses and effective online teaching.
     9.  Comply with production project plan.

     Compass Knowledge Responsibilities
     1.  Approve common course design template for Compass Knowledge program.
     2. For each course to be converted, provide course content in a digital format (including text and graphics) at least 10 days prior to the beginning of the course development.
     3. Ensure that content experts are available to resolve any issues or answer questions about course materials.
     4. Participate in reviews and acceptance of converted courses as requested.
     5.  Ensure that course materials are not in violation of copyright laws.


     7.3.1 Timeframe
   Courses are usually completed within 30-60 days, depending on subject matter expert and material availability.

                              E-LEARNING SERVICES
                               AGREEMENT BETWEEN
                                EDUPRISE, INC.
                                      AND
                               COMPASS KNOWLEDGE
                                   Exhibit B

                                     Fees

          The fixed price quoted here assumes a ##### commitment and support for no more than ##### individual students (headcount) using the Eduprise infrastructure on an annual basis. Students may be enrolled in more than one course that uses Eduprise's services and the number of courses is unlimited. Software licensing fees for the e-Learning software to be used are not included. Billing is on a quarterly basis #####.

 .   Infrastructure & Training Services: Monthly Price of ##### or a per annum
    charge of:                                                                            #####
    (Includes the following services: Solution Management Services, Infrastructure
    Support Services, Instructional Development Services (saving Course
    Development Services) which includes, without limitation, Program Management,
    Help Desk, TCP/IP network and hosting services, WebCT Server, Instructional
    Design Help Desk, Client Resource Center, WebCT training for Instructors, and E-Leaning Pedagogy training)

 .   Course Development Services: ##### per course* (Based upon a projected 21 courses in year one which may be modified from time-to-time by Client
    providing Eduprise with 10 days prior written notice)                                 #####
 .   Estimated First Year Total Price:                                                     #####
    Less Amount Paid:                                                                     #####
          Net Estimated First Year Amount Due:                                            #####
 .   Estimated Total ##### Price Less Amount Paid:                                         #####

    (This estimate is based on the assumption of only 21 courses being developed in year one of this Agreement.
    If more or less than the estimated 21 courses are developed, such amount will be appropriately adjusted at the rate of ##### per course.)

* The Course Development price of ##### per course quoted above is dependent on the following conditions:

    - The content for these additional courses is provided to Eduprise on or before the dates indicated in Appendix A under the column titled "Manual Ready". No additional charges will be incurred if the course start date is correspondingly moved forward.
    - The complexity and general nature (for example, the "look and feel") of these additional courses are consistent with the courses already completed by Eduprise. #####
    -   Additional fees may be incurred and the course delayed if:
               - the course content is provided late and the course start date is not correspondingly moved forward
               -    material changes to the content are subsequently requested
               - the complexity or general nature of the courses differs materially from present courses

    - See course conversion schedule on following page which is subject to modification by the parties from time to time to time.

Note One: Because the outcomes of the various planning processes during the term
--------
of this Agreement cannot be entirely known in advance, there may be a need to adjust the foregoing referenced schedule and the service deliverables incorporated in this contract. As needed, Eduprise and Compass Knowledge will evaluate progress to date and revise the overall work plan accordingly. This too might lead to adjustments to anticipated course development timetables as well service deliverables. Because of the modular nature of Eduprise's services, the process of revising contract deliverables typically affects pricing in additive or subtractive annual increments per service module added or dropped, respectively based on the then current pricing.

Note Two: Pricing in year 2 will increase by ##### if the number of students
--------
using the hosted system increases above ##### but does not exceed #####. Pricing based on the number of student users cannot be confirmed beyond year 2 because WebCT or any other e-Learning software vendor involved may change system hardware requirements. Eduprise will keep Compass Knowledge informed of any such changes, and work with Compass Knowledge to mitigate such unpredictability.

##### The following material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the commission.

Travel Expenses

   - Travel-related expenses associated with all Eduprise contracts are in addition to the prices stated here. Eduprise will ask Compass Knowledge to approve the guidelines for such additional expenses in advance and the expenses will be passed through at cost.

Payment Terms - 2001
--------------------

   - Billing is on a #####. The billing for course conversion services corresponds with the course conversion schedule and therefore must be paid in quarters two and three unless the course(s) are deleted from the schedule or the start dates are moved forward into a future quarter.

   - Based on the present schedule the fees during year 1 of the Agreement will be paid as follows:

               Amount        Due Date
               ------        --------
Q1             #####         Paid
Q2             #####         #####
Q3             #####         #####
Q4             #####         #####
               #####

#####













##### The following material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the commission.

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